UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GLADSTONE CAPITAL CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS and Glass Lewis & Co. Recommend “FOR” Vote on NAV  Proposal for Gladstone Capital

Corporation’s 2012 Annual Meeting of Stockholders

McLean, VA, February 6, 2012 — Gladstone Capital Corporation (NASDAQ: GLAD) (the “Company”) announced today that the industry’s two leading independent proxy advisory firms — Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) — each recently issued a report recommending that the Company’s stockholders vote “FOR” a proposal included in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”), which would allow the Company to issue and sell shares of its common stock below its then-current net asset value per share (“NAV”), subject to certain limitations described in the Company’s definitive proxy statement.

Additionally, two other proposals were included in the proxy statement: 1) the election of incumbent directors Terry Lee Brubaker, David A.R. Dullum and John Reilly to hold office until the 2015 Annual Meeting of Stockholders; and 2) the ratification of the Company’s Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2012.

The Annual Meeting is scheduled for Thursday, February 16, 2012, at 11:00 a.m. local time at the Hilton McLean Tysons Corner at 7920 Jones Branch Drive, McLean, Virginia.

The Company reminds stockholders that their vote is important and urges all stockholders to take a moment to vote their shares. Stockholders with questions related to the Annual Meeting or the voting of their shares, or who need to request additional proxy materials, are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc. at (800) 932-9864 or the Company directly at (866) 366-5745.

The Company also conducted an informational call with stockholders on January 11, 2012, regarding all proposals delineated in the proxy statement. Stockholders who were unable to listen to the call at that time may access a recording of the call by calling (877) 344-7529 and using conference code 10005961. The webcast replay of the conference call will also be available online, through the date of the Annual Meeting, at www.gladstonecapital.com.

Important Information

On December 19, 2011, the Company filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the Annual Meeting. The Company’s stockholders are strongly advised to read the definitive proxy statement carefully before making any voting decision because the definitive proxy statement contains important information. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.gladstonecapital.com.

Gladstone Capital Corporation is a publicly traded business development company that invests in debt securities consisting primarily of senior term loans, second term lien loans, and senior subordinate term loans in small and medium sized U.S. businesses. The Company has paid 100 consecutive monthly cash distributions on its common stock. Before the Company started paying monthly distributions, the Company paid eight consecutive quarterly cash distributions. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Source: Gladstone Capital Corporation, +1-703-287-5893